EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-67865, 333-84607, 333-66408, 333-72428 and 333-113970 on Form S-8, No. 333-76195 on Form S-4 and Nos. 333-64804 and 333-104728 on Forms S-3, of our reports dated December 20, 2006, relating to the financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and Securities and Exchange Commission Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”) and management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K of Tweeter Home Entertainment Company, Inc. for the year ended September 30, 2006.
Deloitte & Touche LLP
Boston, Massachusetts
December 20, 2006